Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Real Estate Fund:

We consent to the use of our reports dated June 17, 2013, with respect to the financial statements and financial highlights of Oppenheimer Real Estate Fund, incorporated by reference herein, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, CO
August 26, 2013